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                                                                 EXHIBIT (e)(15)


                                                           Change of Beneficiary
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|AIG|  American
 ---     General

American General Life Insurance Company
Member of American International Group, Inc.
P.O. Box 4972 o Houston, TX 77210-4972
1-800-871-4536 o Fax: 713-831-6989
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POLICY NO.                            INSURED
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METHOD OF PAYMENT: The death proceeds shall be payable in equal shares to the designated beneficiaries as may be living, unless otherwise provided below. In the event no beneficiary survives the Insured, and if this form, or the Policy does not provide otherwise, the proceeds will be paid to the policyowner, or the executors or administrators of the policyowner's Estate.
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PRIMARY BENEFICIARY:

Full Name            Relationship to Insured         Percentages (if applicable)

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If a living or non-testamentary trust is designated as a primary beneficiary, complete the following:

                                                        Dated:
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             Name of Trust
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CONTINGENT BENEFICIARY (proceeds payable under this designation only if none of the designated primary beneficiaries survive the Insured):

Full Name            Relationship to Insured         Percentages (if applicable)

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If a living or non-testamentary trust is designated as a contingent beneficiary, complete the following:

                                                        Dated:
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             Name of Trust
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OPTIONAL CLAUSES - one or more of the following may be checked if desired:

[ ] MINOR BENEFICIARY CLAUSE--TRUSTEE FOR CHILDREN

Full Name                                       Relationship to Insured

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is hereby appointed as trustee to receive any payment due on or after the
Insured's death to any beneficiary who is a minor child on the date such payment falls due. Payment by the Company to such trustee shall be an absolute and complete release and acquittance of the Company which shall not be held accountable or responsible for the use and application of the death benefit proceeds paid to such trustee.

[ ] CHILDREN'S CLAUSE--PER STIRPES
If a child of the Insured who is designated in this form as a beneficiary predeceases the Insured, leaving children who survive the Insured, then the shares such deceased beneficiary would have received had such beneficiary survived the Insured shall be payable in equal shares to the surviving children of such deceased beneficiary.

[ ] POSTPONEMENT CLAUSE--COMMON DISASTER
In no case shall any payment be made to any beneficiary designated in this form until; thirty (30) days have elapsed following the Insured's death, and in the event of the death of a beneficiary during such period, payment shall be made in the same manner as provided in this form, had the said beneficiary predeceased the Insured. This provision does not apply to a Trustee.
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The undersigned policyowner hereby revokes any previous beneficiary designation and any optional mode of settlement with respect to any death benefit proceeds payable at the death of the Insured.

I represent and certify that no insolvency or bankruptcy proceedings are now pending against me.

Dated at _______________________ this_____ day of _______________________, _____

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            WITNESS                                      POLICYOWNER

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            WITNESS                            Additional Signature if Required

This change of beneficiary and/or method of settlement has been approved by the Company at its Home Office, and presentation of the Policy for endorsement has been waived.

                                         AMERICAN GENERAL LIFE INSURANCE COMPANY

DATE OF APPROVAL: _______________________ BY: __________________________________

VUL 0016 Rev1202                  Page 1 of 2

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                    INSTRUCTIONS FOR DESIGNATING BENEFICIARY

If the policy insures more than one life (e.g. - Family Plan, Joint Life, etc.) specify the Insured for whom a change is desired.

The full name of the new Beneficiary, relationship to the Insured and current mailing address should be given for all Beneficiaries. If Beneficiary is to receive payment under life income option, give date of birth.

If a Beneficiary is a married woman, her full given name should be used. For example, Mary E. Jones, not Mrs. J.F. Jones. If a Trustee is designated, notification as to the type of trust created should be furnished the Company.

If two Beneficiaries are to share jointly, the last name entered should be followed by the words "equally, or to the survivor;" if three or more Beneficiaries are to share jointly, the last name entered should be followed by the words "equally, or to the survivors or survivor." If the interest of one Beneficiary is to be contingent to the interest of another, after the name of the first Beneficiary the following words should be placed: "if living; otherwise to."

For your assistance, examples of the wording to be used in some of the more common designations are set out below. In difficult cases where there is doubt as to the proper wording, the Company will prepare a special form for your signature on request.


 1. One Beneficiary                                          Jane Doe, wife of the Insured.

 2. Two Primary Beneficiaries                                Jane Doe, wife of the Insured, and John Doe, son, equally, or to the survivor.

 3. One Primary and Two Contingent Beneficiaries             Jane Doe, wife of the Insured, if living; otherwise to John Doe and
                                                             Mary Doe, children of the Insured, equally, or to the survivor.

 4. One Primary and One Contingent Beneficiary               Jane Doe, wife of the Insured, if living; otherwise to John Doe, son.

 5. Two Primary and One Contingent Beneficiaries             John Doe and Mary Doe, parents of the Insured, equally, or to the survivor; otherwise, to Jane Doe, sister of the Insured.

 6. Wife, Primary; Named and Un-named Children,              Jane Doe, wife of the Insured, if living; otherwise to Henry Doe,
    Contingent Beneficiaries                                 Barbara Doe, and Paul Doe, children of the Insured, and any other then living children born of the marriage of the Insured and said wife, equally, or to the survivors.

 7. Wife, Primary; Children and Step-Children                Mary Doe, wife of the Insured, if living; otherwise, Henry Doe, son of
    Contingents                                              the Insured, Mary Doe, step-daughter of the Insured, and any then living children born of the marriage of the Insured and said wife, equally, or to the survivor.

 8. Wife, Primary; Unnamed Children with Second              Jane Doe, wife of the Insured, if living; otherwise any then living
    Contingents                                              children born of the marriage of the Insured and said wife, equally, or to the survivor; otherwise to Harry Doe and Mabel Doe, parents of the Insured, equally, or to the survivor.

 9. Business Designations                                    A.   The Beacon Oil Company, Incorporated, a Texas Corporation
                                                                  Houston, Texas, employer (or creditor), or its successors or assigns.

                                                             B.   John Doe, Business Partner.

                                                             C.   Harry Doe, Employer (or employee).

10. Trustee--Written Trust                                   The American General Bank, Houston, Texas, as Trustee, or its
                                                             successors in Trust, under Trust Instrument dated May 31, 1995.

    Trustee--Testamentary Trust                              Trustee as provided in the Last Will and Testament of the Insured, or successors thereunder.

11. Estate                                                   The Executors, Administrators, or Assigns of the Insured.

                   INSTRUCTIONS FOR SIGNING REQUEST

GENERAL: Complete a separate request form for each policy.

WHO MUST SIGN: This request must be signed by the person or persons who under the terms of the contract have rights of ownership. If any such person is a resident of a community property state and is married, his or her spouse must also sign.

HOW TO SIGN: All signatures must be in ink and each signature must be witnessed by a disinterested person. If signed by: (1) corporation, a copy of the corporate resolution empowering a certain officer or officers of the corporation to act for it in changing this contract must accompany the request for change, signed by such officer or officers; (2) a partnership, the full name of the partnership should be written followed by the signatures of any partner, preferably other than the Insured; (3) and "X" mark of in foreign characters, the signature must be witnessed by two witnesses and the address of such witness given; (4) a trust, the signature of the current trustee followed by the complete name and date of the trust.

     NOTE: If signing as a trustee, a completed Trust Affidavit and Indemnity Agreement form must accompany the request for change of beneficiary.

VUL 0016 Rev1202                             Page 2 of 2